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                             SECURED PROMISSORY NOTE

$2,500,000                                              El Segundo, California
                                                                  May 16, 2000

         FOR VALUE RECEIVED, the undersigned, MICHAEL T. FIORE, (the "BORROWER") promises to pay to the order of Gentle Dental Management, Inc. a Delaware corporation (the "COMPANY"), the principal sum of Two Million Five Hundred Thousand Dollars ($2,500,000), with interest from the date hereof on the unpaid principal at the rate of six point four percent (6.4%), compounded annually. The entire unpaid balance of principal and interest shall be payable on May 1, 2004. All amounts payable under this promissory note (this "NOTE") shall be payable in lawful money of the United States of America. This Note is subject to the provisions of that certain First Amendment to the Employment Agreement dated March 11, 1999 by and between InterDent, Inc. ("InterDent") and the Borrower effective as of May 8, 2000 (the "AMENDMENT"). The performance of borrower's obligations hereunder are secured by that certain Pledge and Security Agreement (the "Pledge Agreement") dated of even date herewith by and between the Company and Borrower. Any conflict between the provisions of this Promissory Note and the Amendment will be governed by the terms of the Amendment.

         The principal and accrued interest due under this Note will be with full recourse to the Borrower only until May 1, 2002 or at such earlier date if any of the events set forth in Section (6) of the Amendment occur, at which time the loan and accrued interest will be with recourse only to the Collateral (as such term is defined in the Pledge Agreement).

         The Borrower at his option may prepay this Note in whole or in part without penalty at any time or from time to time prior to the due date for full payment, on ten (10) days' prior written notice to the Company. Any such prepayments shall be applied first to accrued and unpaid interest and then to principal on this Note. The Borrower may prepay this Note in cash or through the exchange of InterDent Common Stock or options to purchase the Common Stock of InterDent or DentalXChange, Inc. (based on the fair market value of InterDent or DentalXChange, Inc. Common Stock, which shall equal the average of the market closing price of the ten (10) most recent trading days prior to the written notice if either company is publicly traded, or based on the good faith determination of the InterDent Directors if either company is not publicly traded; provided, however, that the InterDent Directors shall engage in discussions with the DentalXChange Board of Directors before making any determination of the fair market value of DentalXChange, Inc.).

         If Borrower voluntarily terminates his employment relationship with InterDent, Inc. or is terminated for cause as defined in the Amendment, the entire unpaid balance of principal and accrued interest under this instrument shall become due and payable within ten (10) days.

         If payment is not made when due such failure to pay shall constitute an Event of Default. After an Event of Default, if suit is commenced to collect this Note or any portion hereof, or to effect the collection of any judgment for failure to make payment hereunder when and as due, such attorneys' fees and costs as the court may deem reasonable shall be added to the principal amount of this Note. The Borrower hereby waives presentment for payment, protest, notice of protest and notice of non-payment of this Note.

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         This Note shall be governed by, and construed and enforced in accordance with the laws of the State of California, without regard to conflicts of laws principles.

         Any provision of this Note may be amended, waived or modified upon the written consent of each of the Borrower and the Company.

         IN WITNESS WHEREOF, the undersigned has signed, dated and delivered this note as of the date and year first above written.

                                                          BORROWER:

                                                          /s/ Michael T. Fiore
                                                          --------------------
                                                          Michael T. Fiore

Acknowledged:

GENTLE DENTAL MANAGEMENT, INC.

/s/ Steven Matzkin
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Steven Matzkin, D.D.S.
President